Exhibit 99.1

PDS Biotech Announces Preliminary Safety Data on PDS0101 in Combination With KEYTRUDA® (pembrolizumab) at the 2022 Multidisciplinary Head and Neck Cancers Symposium

Preliminary safety data has shown that PDS0101 in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) for the treatment of recurrent or metastatic HPV16-positive head and neck cancer is likely safe and well tolerated without evidence of enhanced or significant toxicity

FLORHAM PARK, N.J., Feb. 24, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology, today announced the presentation of preliminary safety data. The data are based on a total of 18 checkpoint inhibitor (CPI) naïve patients from the Company’s ongoing VERSATILE-002 Phase 2 study. The study is being conducted in collaboration with Merck (known as MSD outside the US and Canada) (NCT04260126). The data from the study will be presented at the 2022 Multidisciplinary Head and Neck Cancers Symposium.

The Phase 2 trial studies PDS0101 in combination with Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) for the treatment of recurrent or metastatic HPV16-positive head and neck cancer. The trial is designed to treat both CPI naïve and refractory patients and will assess the primary efficacy endpoint, as well as partial response per RECIST 1.1.  The Company previously announced that it had achieved its preliminary efficacy milestone in the CPI naive arm earlier this month.

Patients in the trial are treated with KEYTRUDA® 200 mg intravenously every three weeks plus PDS0101 delivered subcutaneously with KEYTRUDA® on cycles of 1-4 and again at cycle 12. An initial safety cohort was assessed during cycle 1 and 21 days following for dose-limiting toxicity, and thereafter for safety and tolerability of the combination.

Highlights from the PDS Biotech’s presentation at the 2022 Multidisciplinary Head and Neck Cancers Symposium regarding the preliminary results of the Phase 2 trial studying PDS0101 in combination with KEYTRUDA for the treatment of recurrent or metastatic HPV16-positive head and neck cancer include the absence of dose-limiting toxicities, drug discontinuation related to toxicity, or immune-related adverse events. Subjects received a median of 4 doses of PDS0101 (range 1-5) and a median of 6 doses of KEYTRUDA® (range 1-13). In addition, no treatment-related grade 3 or higher toxicities were reported.

Preliminary safety data has shown that PDS0101 in combination with KEYTRUDA® for the treatment of recurrent or metastatic HPV16-positive head and neck cancer is likely safe and well tolerated without evidence of enhanced or significant toxicity in the first 18 patients evaluated on the study. Accrual in this study has progressed to Stage 2 for the CPI naïve cohort and is ongoing in Stage 1 for the CPI refractory cohort. The full data set can be found under abstract number 157 at the virtual poster library, here.

Receipt of preliminary results are not necessarily indicative of the final-results of the Phase 2 trial studying PDS0101 in combination with KEYTRUDA® for the treatment of recurrent or metastatic HPV16-positive head and neck cancer.

“We are encouraged by the preliminary safety data of PDS0101 in combination with KEYTRUDA® for patients with recurrent or metastatic HPV16-positive head and neck cancer,” commented Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech. “These data and the preliminary efficacy data continue to support the unique combination of safety and potency of our novel Versamune® platform.”

In addition to the ongoing VERSATILE-002 Phase 2 trial, PDS Biotech is conducting another Phase 2 clinical study in both second-and third-line treatment for multiple advanced HPV-associated cancers with the National Cancer Institute (NCI) (NCT04287868). A third Phase 2 clinical trial, IMMUNOCERV (NCT04580771), in first-line treatment of locally advanced cervical cancer is being performed with The University of Texas, MD Anderson Cancer Center. In addition, the Company recently announced a fourth Phase 2 trial with Mayo Clinic to study PDS0101 with and without KEYTRUDA® prior to surgery in locally advanced HPV-associated oropharyngeal cancer (NCT05232851).

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology platforms.

Our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them.  The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate, and ovarian cancers.

Our Infectimune™-based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses including long-lasting memory T-cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® based products; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® based products and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
pdsb@cg.capital